ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                         OF THE NEW HORIZON FUND, INC.

         Pursuant to Chapter 302A.131-139 of the Minnesota Business Corporation Act, the Corporation hereby adopts these Articles of Amendment.

         (1)      The name of the corporation is New Horizon Fund, Inc.

         (2) On November 7, 1990, the Board of Directors and sole Shareholder of the corporation unanimously adopted, by written consent, the following Amendment to the Articles of Incorporation changing the corporation's name to Apex Fund,
Inc.:

         Article 1 of the Articles of Incorporation is hereby amended and restated as follows:

                                  "ARTICLE 1.

         The name of this corporation is Apex Fund, Inc."

         In witness whereof, the undersigned, president and assistant secretary of the corporation, have executed these Articles of Amendment to the Articles of Incorporation as of the 7th day of November, 1990.

                                    /s/ Michael C. Dunlap
                                   -----------------------------
                                   Michael C. Dunlap, President


                                    /s/ Jean Becker
                                   -----------------------------
                                   Jean Becker, Assistant Secretary

STATE OF NEBRASKA          )
                           ) ss.
COUNTY OF LANCASTER        )

     The foregoing instrument was acknowledged before me as of this 8th day of November, 1990, by Michael C. Dunlap, President.

                                    /s/ Janice R. Kinnan
                                   -----------------------------
                                           Notary Public

STATE OF NEBRASKA          )
                           ) ss.
COUNTY OF LANCASTER        )

         The foregoing instrument was acknowledged before me as of this 8th day of November, 1990, by Jean Becker, Assistant Secretary.

                                    /s/ Sharon A. Shelley
                                   ------------------------------
                                            Notary Public